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                                                                   EXHIBIT 23(1)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Arrow Electronics, Inc. ("Arrow") dated October 24, 1994 and to:

          (a) the incorporation by reference therein of our report dated February 24, 1994, with respect to the consolidated financial statements and schedules of Arrow included in its Annual Report (Form 10-K) for the year ended December 31, 1993 filed with the Securities and Exchange Commission; and

          (b) the inclusion of our report dated September 23, 1994, with respect to the supplemental consolidated financial statements and schedules of Arrow at December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993 (which give effect to the August 29, 1994 merger of Arrow and Gates/FA Distributing, Inc. which was accounted for as a pooling of interests, such supplemental consolidated financial statements will become the historical financial statements of Arrow once financial statements covering the consummation date of the Gates/FA Distributing, Inc. business combination are issued) appearing elsewhere in this Joint Proxy Statement/Prospectus and Registration Statement.

                                          ERNST & YOUNG LLP

New York, New York
October 21, 1994